                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                Amendment No. 2
                                       to
                                 Current Report

               Filed pursuant to Section 12, 13, or 15(d) of the
                        Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) October 31, 1995

                               OWOSSO CORPORATION
                               ------------------
                 (Exact name of issuer as specified in charter)


        PENNSYLVANIA                  0-25066                  23-2756709
(State or Other Jurisdiction         Commission             (I.R.S. Employer
    of Incorporation or              file number             Identification
       Organization)                                            Number)


        2200 Renaissance Boulevard, Suite 150, King of Prussia, PA 19406
                    (Address of principal executive offices)


                                 (610) 275-4500
              (Registrant's telephone number, including area code)


Item 7.   Financial Statements, Pro Forma
          Financial Information and Exhibits
          ----------------------------------
    (a)   Financial statements of businesses acquired. The following financial statements of Stature Electric, Inc. are filed as part of this report:

          Independent Auditors' Report

          Balance Sheets as at February 28, 1994 and 1995

          Statements of Income and Retained Earnings for the Years Ended
          February 28, 1994 and 1995

          Statements of Cash Flows for the Years Ended February 28, 1994 and
          1995

          Notes to Financial Statements

          Balance Sheets as at August 31, 1994 and 1995

          Statements of Income for the Six-Month Periods Ended August 31, 1994 and 1995.

          Statements of Cash Flows for the Six-Month Periods Ended August 31,
          1994 and 1995.

          Notes to Financial Statements

    (b) Pro forma financial information. The following pro forma financial information is being filed as a part of this report:

          Pro Forma Balance Sheet Data as at July 30, 1995

          Pro Forma Statement of Earnings Data for the Year ended October 30,
          1994

          Pro Forma Statement of Earnings Data for the Nine Months ended July
          30, 1995

          Notes to Unaudited Pro Forma Condensed Financial Statements

     (c)  Exhibits

 * 2.1    Agreement and Plan of Merger dated October 25, 1995 by and among
          Owosso Corporation, Stature Electric, Inc. and the stockholders of
          Stature Electric, Inc.

 * 4.1    Designations of the Class A Convertible Preferred Stock of
          Owosso Corporation.


 *10.1    Consulting Agreement dated October 31, 1995 by and between
          Owosso Corporation and Lowell Huntsinger.

 *10.2 Registration Rights Agreement dated October 31, 1995 by and among Owosso Corporation, Lowell Huntsinger, Randall James and
          Morris Felt.

------------
*Previously filed.

                                   SIGNATURE
                                   ---------

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    OWOSSO CORPORATION


Date: January 13, 1997            By:   /s/ John H. Wert, Jr.
                                       ---------------------------------
                                        John H. Wert, Jr., Senior Vice
                                        President - Finance and Chief
                                        Financial Officer

                             STATURE ELECTRIC, INC.

                              FINANCIAL STATEMENTS

                               For the Years Ended
                           February 28, 1995 and 1994

                                TABLE OF CONTENTS





Page


INDEPENDENT AUDITOR'S REPORT                                            1

FINANCIAL STATEMENTS

   Balance Sheets                                                       2

   Statements of Income and Retained Earnings                           4

   Statements of Cash Flows                                             5

   Notes to Financial Statements                                        7

AUDITOR'S REPORT ON SUPPLEMENTARY INFORMATION                          14

SUPPLEMENTARY INFORMATION

   Schedules of Cost of Goods Manufactured                             15

   Schedules of Engineering and
    Administrative Expenses                                            16

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
Stature Electric, Inc.
6727 Fisher Road
Watertown, New York 13601

We have audited the accompanying balance sheets of Stature Electric, Inc. (a New York State corporation) as of February 28, 1995 and 1994, and the related statements of income and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Stature Electric, Inc. as of February 28, 1995 and 1994, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.



                                      DRAGON BENWARE & CO., P.C.

May 3, 1995

                             STATURE ELECTRIC, INC.

                                 BALANCE SHEETS
                           February 28, 1995 and 1994





                                                         1995           1994
                                                         ----           ----


         ASSETS

Current Assets
   Cash on hand and in bank (Note A)                   $   359,464   $   166,324
   Accounts receivable - trade (Notes A, D & E)          2,627,131     2,040,384
   Accounts receivable - other (Note I)                      1,210         1,051
   Inventory (Notes A, B, D & E)                         2,605,924     2,282,507
   Prepaid expenses                                        333,186       297,318
   Prepaid pension cost (Note G)                           453,281       224,018
   Prepaid income taxes                                     18,059          --
   Deferred tax asset (Note F)                              21,364        23,584
                                                       -----------   -----------


                           Total Current Assets          6,419,619     5,035,186
                                                       -----------   -----------



Property and Equipment (Notes A, C, D, E & J)            3,852,654     3,341,531





Other Asset
   Cash surrender value of life insurance                   24,362        16,253
                                                       -----------   -----------




Total Assets                                           $10,296,635   $ 8,392,970
                                                       ===========   ===========









                   The accompanying notes are an integral part
                         of these financial statements.

                             STATURE ELECTRIC, INC.

                                 BALANCE SHEETS
                           February 28, 1995 and 1994





                                                                 1995             1994
                                                                 ----             ----


          LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
   Accounts payable                                        $    768,782    $    745,580
   Bank line of credit (Note D)                                    --           200,000
   Notes payable - current portion (Note E)                      45,000          44,193
   Accrued expenses                                             286,200         296,117
   Vacation accrual                                              93,099          86,334
   Income taxes payable                                         103,922         314,038
   Deferred tax liability (Note F)                              365,118         269,892
                                                           ------------    ------------

                           Total Current Liabilities          1,662,121       1,956,154
                                                           ------------    ------------

Long-Term Liabilities
   Notes payable - noncurrent portion (Note E)                   11,249          26,316
   JCIDA Industrial Development Revenue Bonds (Note H)        1,800,000       1,800,000
   Deferred tax liability (Note F)                              157,940            --
                                                           ------------    ------------

                           Total Long-Term Liabilities        1,969,189       1,826,316
                                                           ------------    ------------

Stockholders' Equity
   Common stock, $100 par value
         12,000 shares authorized, 770 shares issued and
             620 shares outstanding                              78,000          78,000
   Retained earnings                                          6,603,325       4,548,500
   Treasury stock, 150 shares                                   (16,000)        (16,000)
                                                           ------------    ------------

                           Total Stockholders' Equity         6,665,325       4,610,500
                                                           ------------    ------------

Total Liabilities and Stockholders' Equity                 $ 10,296,635    $  8,392,970
                                                           ============    ============









                   The accompanying notes are an integral part
                         of these financial statements.

                             STATURE ELECTRIC, INC.

                   STATEMENTS OF INCOME AND RETAINED EARNINGS
                               For the Years Ended
                           February 28, 1995 and 1994




                                                      1995             1994
                                                      ----             ----


Sales                                             $ 17,119,556    $ 14,228,218

Cost of Goods Manufactured                          11,995,087      10,344,166
                                                  ------------    ------------

Gross Profit                                         5,124,469       3,884,052

Operating Expenses
   Engineering and administrative expenses           2,121,251       1,768,255
                                                  ------------    ------------

Income from Operations                               3,003,218       2,115,797
                                                  ------------    ------------

Other Income (Expenses)
   Interest income                                      21,163           6,355
   Miscellaneous income                                 11,660          14,647
   Interest expense                                   (143,819)       (145,410)
                                                  ------------    ------------

                    Total Other Income (Expenses)     (110,996)       (124,408)
                                                  ------------    ------------

Income before Provision for Income Taxes             2,892,222       1,991,389

Provision for Income Taxes (Note F)                  1,075,232         774,797
                                                  ------------    ------------

Income before Cumulative Effect
 of Change in Accounting Principal                   1,816,990       1,216,592

Cumulative Effect on Prior Years of
 Changing Methods of Recording (Note J):
   Deferred income tax                                    --           (63,649)
   Depreciation method                                 237,835            --
                                                  ------------    ------------

Net Income                                           2,054,825       1,152,943

Retained Earnings, Beginning of Year                 4,548,500       3,395,557
                                                  ------------    ------------

Retained Earnings, End of Year                    $  6,603,325    $  4,548,500
                                                  ============    ============




                   The accompanying notes are an integral part
                         of these financial statements.

                             STATURE ELECTRIC, INC.

                            STATEMENTS OF CASH FLOWS
                               For the Years Ended
                           February 28, 1995 and 1994



                                                                         1995             1994
                                                                         ----             ----


Cash Flows from Operating Activities
   Net income                                                          $ 2,054,825    $ 1,152,943
   Adjustments to reconcile net income to
      net cash provided by operating activities
         Depreciation and amortization                                     617,200        617,580
         Deferred income tax                                               106,496        105,102
         Gain on sale of asset                                              (2,353)        (7,074)
         Change in accounting method                                      (237,835)        63,649
         (Increase) decrease in:
           Trade accounts receivable                                      (586,747)      (334,071)
           Inventories                                                    (323,417)      (396,685)
           Prepaid expenses                                                (65,871)       (37,464)
           Accounts receivable-other                                          (159)           940
           Prepaid pension cost                                           (229,263)      (224,018)
         Increase (decrease) in:
           Trade accounts payable                                           23,202        258,822
           Accrued liabilities                                              (9,917)       (51,179)
           Vacation accrual                                                  6,765         11,336
           Accrued pension costs                                              --          (25,138)
           Income taxes payable                                           (210,116)        60,712
                                                                       -----------    -----------

                    Net Cash Provided (Used) by Operating Activities     1,142,810      1,195,455
                                                                       -----------    -----------

Cash Flows from Investing Activities
   Purchases of property and equipment (net)                              (730,890)    (1,564,935)
   Proceeds on sale of asset                                                 3,589          7,900
   Increase in cash value of life insurance                                 (8,109)        (8,305)
                                                                       -----------    -----------

                    Net Cash Provided (Used) by Investing Activities      (735,410)    (1,565,340)
                                                                       -----------    -----------

Cash Flows from Financing Activities
   Proceeds from issuance of short-term debt                                40,000        300,000
   Principal payments on long-term debt                                    (15,067)       (39,495)
   Principal payments on short-term debt                                  (239,193)      (119,420)
                                                                       -----------    -----------

                    Net Cash Provided (Used) by Financing Activities      (214,260)       141,085
                                                                       -----------    -----------





                   The accompanying notes are an integral part
                         of these financial statements.

                             STATURE ELECTRIC, INC.

                            STATEMENTS OF CASH FLOWS
                               For the Years Ended
                           February 28, 1995 and 1994
                                   (continued)





                                                           1995         1994
                                                       ----------   ----------


Net Increase (Decrease) in Cash                           193,140     (228,800)

Cash and Cash Equivalents at Beginning of Year            166,324      395,124
                                                       ----------   ----------

Cash and Cash Equivalents at End of Year               $  359,464   $  166,324
                                                       ==========   ==========

Supplemental Disclosures of Cash Paid During the Year:
   Interest                                            $  143,819   $  145,410
   Income taxes paid (net of refunds)                   1,196,911      609,053




























                   The accompanying notes are an integral part
                         of these financial statements.

                             STATURE ELECTRIC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           February 28, 1995 and 1994



NOTE A - Summary of Significant Accounting Policies

              Stature Electric, Inc. (the Company) manufactures motors and gear motors. The motors are designed to meet the customer's application requirements and are manufactured in the Watertown plant. The administrative offices and manufacturing plant are located in one building in Watertown, New York.

              Cash Equivalents

              Cash equivalents consist primarily of treasury bills and notes, government guaranteed securities, federal agency securities and mortgage related securities purchased through a master repurchase agreement with Lehman Brothers. The securities are purchased by use of a "sweep" account and typically have a one to two day maturity.

              Accounts Receivable

              The Company considers accounts receivable to be fully collectible; accordingly, no allowance for doubtful accounts has been established.

              Inventories

              Inventories of finished goods and work in process are stated at the lower of standard cost (which approximates actual cost on the first-in, first-out method) or market. Raw materials inventories are stated at the lower of cost or market.

              Property and Equipment

              Property and equipment are carried at cost. Depreciation of property and equipment is provided using the straight-line method for financial statement purposes and the straight-line method and accelerated methods for tax purposes. Prior to February 28, 1995, depreciation was computed using straight-line and accelerated methods for financial statement and income tax purposes. As described in Note J, effective March 1, 1994, the Company adopted the straight-line method for all depreciable assets for financial statement purposes. Assets are depreciated over their estimated useful lives as follows:

                     Building                                    5 to 40 years
                     Machinery and factory equipment             5 to 15 years
                     Factory fixtures                            5 to 32 years
                     Patterns, jigs, dies, etc.                   5 to 7 years
                     Office furniture and fixtures               5 to 10 years
                     Land improvements                          10 to 20 years
                     Parking facilities                         10 to 20 years
                     Automotive equipment                              5 years
                     Laboratory equipment                        5 to 15 years
                     Data processing equipment                         5 years

                             STATURE ELECTRIC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           February 28, 1995 and 1994
                                   (continued)



NOTE A - Summary of Significant Accounting Policies (continued)

              Prepaid Bond Costs

              Prepaid bond costs which are included in prepaid expenses are being amortized over a period of 120 months using the straight-line method. Amortization expense which is included in bond credit fee and bond costs was $11,944 and $10,824 for the years ended February 28, 1995 and 1994, respectively.

              Concentration of Credit Risk

              The Company maintains its cash accounts in one commercial bank located in Watertown, New York and maintains a master repurchase agreement as explained above in which the Bank of New York acts as custodian. The total cash balances in the commercial bank are secured by the Federal Deposit Insurance Corporation (FDIC) up to $100,000. The securities held in the master repurchase agreement are not insured by FDIC.

NOTE B -      Inventory

              Inventory consists of the following:

                                                     1995              1994
                                                     ----              ----

              Raw materials                        $1,374,589        $1,048,801
              Work-in-process                       1,231,335         1,233,706
                                                    ---------         ---------

              Total Inventory                      $2,605,924        $2,282,507
                                                    =========         =========

NOTE C -      Property and Equipment

              Property and equipment are summarized by major classifications as follows:

                                                      1995           1994
                                                      ----           ----

              Building                              $2,061,476     $2,039,553
              Machinery and factory equipment        4,509,801      3,916,801
              Factory fixtures                         217,986        213,793
              Patterns, jigs, dies, etc.               473,647        417,614
              Office furniture and fixtures            153,351        144,235
              Data processing equipment                417,076        483,040
              Land improvements                         44,524         44,524
              Parking facilities                       125,624        125,624
              Automotive equipment                      85,130         85,130
              Laboratory equipment                      44,875         33,051
              Land                                      50,000         50,000
                                                    ----------      ---------

                             STATURE ELECTRIC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           February 28, 1995 and 1994
                                   (continued)



NOTE C - Property and Equipment (continued)

              Total                                  8,183,490       7,553,365
              Less: accumulated depreciation        (4,330,836)     (4,211,834)
                                                    ----------      ----------

              Net Property and Equipment            $3,852,654      $3,341,531
                                                    ==========      ==========

              Depreciation expense was $605,256 and $606,756 for the years ended February 28, 1995 and 1994, respectively.

NOTE D -      Bank Line of Credit

              A line of credit with Chase Manhattan Bank, N.A. which bears interest at the bank's prime rate plus 1/2% was provided for under the terms of a credit agreement dated September 10, 1994. The terms of such allows the Company to borrow up to $500,000. The credit line is collateralized by accounts receivable, inventory and equipment. The credit line was paid in full at February 28, 1995 and $200,000 was owed at February 28,1994 when the bank's interest rate was 6.5%.

NOTE E - Notes Payable

           Notes payable consist of the following:


                                                                                        1995             1994
                                                                                        ----             ----

              Note payable to Chase Manhattan Bank, N.A. due
               April 3, 1995, plus interest at prime.  This note
              was rolled over on April 3, 1995 into a new note
              with the same terms, due October 3, 1995.                               $ 40,000          $      -

              Note payable to Jefferson County Industrial Development Agency
              (JCIDA), payable in monthly installments of $417 no interest, final payment due
              June 15, 1998.                                                            16,249            21,249

              Note payable to JCIDA, payable in monthly installments of $3,377 which includes interest at 4 1/4%, final payment due June 1, 1995, secured by
              machinery and equipment.                                                       -            49,260
                                                                                      --------          --------

              Total                                                                     56,249            70,509
              Less: current portion                                                     45,000            44,193
                                                                                      --------          --------

              Total Long-Term Notes Payable                                           $ 11,249          $ 26,316
                                                                                      ========          ========


                             STATURE ELECTRIC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           February 28, 1995 and 1994
                                   (continued)


NOTE E - Notes Payable (continued)

              Maturities of long-term debt are as follows for the next five years ending February 28:

                             1996                   $ 45,000
                             1997                      5,000
                             1998                      5,000
                             1999                      1,249
                             2000                         -
                                                    --------
                                                    $ 56,249

              The Company's loan agreement with Chase Manhattan Bank, N.A. includes various covenants, including a prohibition against paying dividends in excess of 50% of net profits after tax, changes in capital stock, and the transfer, sale, or lease of significant assets. The notes are secured by accounts receivable, inventory, equipment and fixtures.

NOTE F - Income Taxes

              The provision for income taxes consists of the following:

                                                                                         1995              1994
                                                                                         ----              ----

              Current taxes                                                          $    968,736       $   669,695
              Deferred taxes                                                              106,496           105,102
                                                                                       ----------        ----------

              Provision for Income Tax                                                 $1,075,232       $   774,797
                                                                                        =========        ==========

              Deferred tax assets and liabilities consist of the following:

              Deferred tax liability - noncurrent                                     $   157,940 $               -
              Deferred tax liability - current                                            365,118           269,892
              Deferred tax asset - current                                                (21,364)          (23,584)
                                                                                     ------------       -----------

                           Total                                                      $   501,694       $   246,308
                                                                                       ==========        ==========

              The deferred tax liability - noncurrent results from timing differences in the method of recording depreciation for financial statement purposes and tax purposes as more fully explained in Note J.

              The deferred tax liability - current results from differences in the recognition of pension expense for tax and financial statement reporting purposes. The pension plan has a fiscal year which is different then the Company's fiscal year. The pension plan's year ends January 31, which allows the Company to deduct the pension contribution for the next pension plan year beginning February 1, for income tax purposes. In addition, FAS No. 87 calculates pension expense differently than what is allowed for income tax purposes.

                             STATURE ELECTRIC, INC.
                          NOTES TO FINANCIAL STATEMENTS
                           February 28, 1995 and 1994
                                   (continued)

NOTE F - Income Taxes (continued)

              The deferred tax asset - current results from a difference in inventory basis due to overhead costs capitalized in accordance with tax law.

NOTE G - Defined Benefit Pension Plan

              The Company maintains a defined benefit pension plan covering all employees meeting minimum age and service requirements. Plan benefits are based on the participant's years of service and average annual earnings in the five consecutive highest paid years of employment. The Company's funding policy is to contribute annually the minimum required contribution as required by IRS funding standard account provisions. Contributions are intended to provide not only for benefits attributed to service to date but also for those expected to be earned in the future.

              The total pension plan expense charged to operations amounted to $252,566 and $196,302 for the years ended February 28, 1995 and 1994, respectively.

              The net periodic pension cost for the years ended February 28, 1995 and 1994 consists of the following:
                                                        1995           1994
                                                        ----           ----

                 Service costs                         $257,697       $218,791
                 Interest costs on PBO                   98,875         81,242
                 Actual loss (gain) on plan assets       87,186        (27,282)
                 Net amortization and deferral         (195,512)       (79,565)
                 PBG Corp. premium payment                4,320          3,116
                                                       --------       --------

                 Net Periodic Pension Costs            $252,566       $196,302
                                                       ========       ========

              The following table sets forth the funding status of the plan and the amount recognized in the Company's statement of financial position at February 28, 1995 and 1994.


                                                                       1995               1994
                                                                       ----               ----
              Actuarial present value of benefit obligation:
              Accumulated benefit obligations, including
              vested benefits of $1,365,161 in 1995 and
              $1,080,912 in 1994.                                    $ 1,397,052        $ 1,113,103
                                                                     ===========        ===========

              Projected benefit obligation for service
                rendered to date.                                    $(1,835,593)       $(1,482,118)
              Plan assets at fair value, held in mutual funds
                in 1995 and insurance company general
                account (unallocated contract) in 1994.                1,686,058          1,318,437
                                                                     -----------        -----------
              Projected benefit obligation in excess of
                assets                                                  (149,535)          (163,681)


                             STATURE ELECTRIC, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           February 28, 1995 and 1994
                                   (continued)




NOTE G - Defined Benefit Pension Plan  (continued)

              Unamortized net obligation at
                transition, net of amortization           7,875           8,571
              Unrecognized net loss (gain)              753,054         550,048
              Unrecognized prior service cost          (158,113)       (170,920)
                                                     ----------       ---------

              Prepaid pension cost recognized        $  453,281      $  224,018
                                                     ==========      ==========

              The actuarial present value of the projected benefit obligation was determined assuming a weighted-average discount rate of 7.5% for 1995 and 1994, annual salary increases of 4.5%, and an expected long-term rate of return of 7.5% for 1995 and 1994.

NOTE H - Jefferson County Industrial Development Agency Revenue Bonds

              This is a duly authorized issue of 1989 Industrial Development Revenue Bonds of the Company, issued in the aggregate principal amount of $1,800,000. The bonds were issued and authorized for the purpose of financing the costs of the construction and equipping of the addition to the Company's Watertown manufacturing plant. The bonds are fully registered without coupons, and the principal sum is due August 1, 1999. The outstanding principal bears interest at the rate of 7.5% calculated on the basis of a 360 day year, payable semiannually on the first day of February and August in each year commencing February 1, 1990 until the bonds are paid in full. The purchaser of the bonds is Merrill Lynch, Pierce, Fenner & Smith and the trustee is Key Trust Company, Albany, New York.

              The Jefferson County Industrial Development Agency (JCIDA) was created under Title I of Article 18-A of the General Municipal Law of the State of New York. The aforesaid act authorizes the JCIDA to lease it's facilities on such terms and conditions as it deems advisable. It is authorized to issue bonds and to mortgage it's facilities as security for payment of principal and interest.

              The construction and equipping of the Company's facility in Watertown met the criterion of an industrial development and, accordingly, the Company conveyed the Watertown facility to the JCIDA, which in turn leased the facility back to the Company. The Company has the option to terminate the lease at anytime with proper notice to the JCIDA subject to the terms of the lease. This leaseback arrangement allows the Company to qualify for the payment in lieu of tax (PILOT) program which has the effect of reducing the real property tax payments normally required.

              For generally accepted accounting principles this leaseback arrangement does not constitute a sale and lease. Accordingly, the Company is still the owner of the Watertown facility and is liable on the Industrial Development Revenue Bonds in full.

                             STATURE ELECTRIC, INC.

                          NOTES TO FINANCIAL STATEMENTS
                           February 28, 1995 and 1994
                                   (continued)



NOTE I - Transactions with Related Party

              Accounts receivable - other at February 28, 1995 and 1994, includes transactions with related parties. The following is a breakdown of the ending balances:

                                                               1995        1994
                                                               ----        ----

              Officers - see below for transactions           $   521    $   762
              Employees                                           689        289
                                                              -------    -------

                     Total Accounts Receivable - Other        $ 1,210    $ 1,051
                                                               ======    =======

              The transactions representing the activity for officers above were as follows for February 28, 1995 and 1994:

                                                            1995          1994
                                                            ----          ----

              Beginning balance                         $     762     $   1,740
              Personal bills paid by Company               15,559        28,744
              Payback through payroll deductions          (15,800)      (29,722)
                                                           ------        ------

              Ending balance                             $    521     $     762
                                                          =======      ========

NOTE J - Accounting Changes

              Effective March 1, 1993, the Company elected to change its method of accounting for income taxes to conform to the asset/liability approach required by Statement of Accounting Standards No. 109, Accounting for Income Taxes. In prior years, income taxes were provided using the income statement approach as required by Accounting Principles Board Opinion, No. 11, Accounting for Income Taxes. The change had no effect on income from operations.

              Effective March 1, 1994, the Company elected to adopt the straight-line method of computing depreciation for all depreciable assets. In prior years depreciation was computed using straight-line and accelerated methods. The new method was adopted to more fairly reflect depreciation charges to the assets, and has been applied retroactively to property and equipment acquisitions of prior years. The effect of the change in 1995 was to increase income from operations by approximately $23,500. The adjustment of approximately $237,835, after reduction for income taxes of $148,890, to apply retroactively, the new method is included in the income of February 28, 1995. Deferred taxes of approximately $148,890 has been provided due to timing differences resulting from the change in method.

STATURE ELECTRIC , INC.

Balance Sheets
(unaudited)

                                                    August 31,             August 31,
                                                      1995                   1995

ASSETS

CURRENT ASSETS:
  Cash and Cash Equivalents                       $    522,407          $    282,894
  Receivables, net                                   2,420,853             2,292,131
  Inventories, net                                   3,062,847             2,307,356
  Prepaid expenses and other                           183,143               146,128
  Prepaid pension cost                                 427,594               211,519
  Prepaid income taxes                                  17,425                 4,311
  Deferred tax asset                                    21,364                23,584

       Total current assets                          6,655,633             5,267,923
                                                  ------------          ------------
PROPERTY, PLANT AND EQUIPMENT                        4,464,994             3,671,826

OTHER ASSET                                             24,362                16,253

TOTAL ASSETS                                      $ 11,144,989          $  8,956,002
                                                  ------------          ------------

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:

  Accounts payable                                $    953,369          $    669,202
  Bank line of credit                                   40,000               100,000
  Notes payable - currrent portion                       5,000                31,600
  Accrued expenses                                     181,208               201,325
  Vacation accrual                                      69,641                63,759
  Income taxes payable                                 (37,994)               66,561
  Deferred tax liability                               418,368               314,892

       Total current liabilities                     1,629,592             1,447,339
                                                  ------------          ------------
LONG-TERM LIABILITIES:

  Notes payable - noncurrent portion                     8,749                13,749
  Industrial revenue bonds                           1,800,000             1,800,000
  Deferred tax liability                               157,940               148,890

       Total Long-term liabilities                   1,966,689             1,962,639
                                                  ------------          ------------
STOCKHOLDERS' EQUITY

  Common Stock, 12,000 shares authorized,
    770 shares issued and 620 shares
    outstanding                                         78,000                78,000
  Retained earnings                                  7,486,708             5,484,024
  Treasury stock, 150 shares                           (16,000)              (16,000)

       Total stockholders' equity                    7,548,708             5,546,024
                                                  ------------          ------------
TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                            $ 11,144,989          $  8,956,002
                                                  ------------          ------------

STATURE ELECTRIC , INC.

Statements of Income
(unaudited)

                                                   Six months ended   Six months ended
                                                      August 31,          August 31,
                                                        1995                1994

Sales                                               $ 9,034,496         $ 8,070,835

Cost of goods sold                                    6,471,666           5,801,204
                                                    -----------         -----------
Gross profit                                          2,562,830           2,269,631

Engineering and administrative expenses               1,089,785           1,022,130
                                                    -----------         -----------
Income from operations                                1,473,045           1,247,501

Interest expense, net                                    36,553              71,676
Other expense (income), net                               3,861                 302
                                                    -----------         -----------
Income before provision for income taxes              1,432,631           1,175,523

Provision for income taxes                              549,250             477,837
                                                    -----------         -----------
Income before cumulative effect of
  changing methods of accounting principles         $   883,381         $   697,686

Cumulative effect on prior years of
  changing methods of accounting principles                                 237,835
                                                                        -----------
Net income                                          $   883,381         $   935,521

STATURE ELECTRIC , INC.

Statements of Cash Flows
(unaudited)

                                                               Six months ended       Six months ended
                                                                  August 31,              August 31,
                                                                    1995                    1994

CASH FLOWS FROM OPERATING
  ACTIVITIES

  Net income                                                      $  883,381              $  935,521
  Adjustments to reconcile net income to net
    cash provided by operating activities:
    Depreciation and amortization                                    284,802                 302,630
    Deferred income tax                                               53,250                  45,000
    Loss on sale of asset                                                                        617
    Change in accounting method                                                             (237,835)
    (Increase) decrease in:
        Receivables                                                  207,488                (250,696)
        Inventories                                                 (456,923)                (24,849)
        Prepaid expenses and other                                   150,043                 151,190
        Prepaid pension cost                                          25,687                  12,499
        Prepaid income taxes                                             634                  (4,311)
    Increase (decrease) in:
        Accounts payable                                             184,587                 (76,378)
        Accrued expenses                                            (104,992)                (94,792)
        Vacation accrual                                             (23,458)                (22,575)
        Income taxes payable                                        (141,916)               (247,477)

                Net cash provided (used) by operating
                                          activities:              1,062,583                 488,544
                                                                  ----------              ----------
CASH FLOWS FROM INVESTING
  ACTIVITIES

  Purchases of property and equipment (net)                          897,140                 246,814

                Net cash provided (used) by investing
                                          activities:               (897,140)               (246,814)
                                                                  ----------              ----------
CASH FLOWS FROM FINANCING
  ACTIVITIES

  Proceeds from issuance of short-term debt                           40,000
  Principal payments on short-term debt                                                     (100,000)
  Principal payments on long-term debt                               (42,500)                (25,160)

                Net cash provided (used) by financing
                                          activities:                 (2,500)               (125,160)
                                                                  ----------              ----------
                     Net increase (decrease) in cash:                162,943                 116,570
                                                                  ----------              ----------
            Cash and cash equivalents at beginning of
                                              period:                359,464                 166,324

          Cash and cash equivalents at end of period:             $  522,407              $  282,894
                                                                  ----------              ----------


Supplemental disclosures of cash paid
  during the period:

    Interest                                                     $    67,500             $    75,519
    Income taxes paid (net of refunds)                           $   628,886             $   699,383

                              STATURE ELECTRIC INC.
                 NOTES TO UNAUDITED INTERIM FINANCIAL STATEMENTS
                    SIX MONTHS ENDED AUGUST 31, 1995 and 1994


1.   INTERIM FINANCIAL STATEMENTS

     The unaudited interim financial statements as of August 31, 1995 and for the six months ended August 31, 1995 and 1994 are unaudited and in the opinion of management, include all adjustments (consisting only of normal and recurring adjustments) necessary for a fair presentation of results for these interim periods. The results for the six months ended August 31, 1995 are not necessarily indicative of the results to be expected for the entire year.

2.   INVENTORY

     Inventories of finished goods and work-in-process are stated at the lower of standard cost (which approximates actual cost on the first-in, first-out method) or market. Raw material inventories are stated at the lower of cost or market. Inventory consists of the following:

                                          August 31,          February 28,
                                            1995                 1995
                                            ----                 ----
     Raw materials                      $ 1,632,665          $ 1,374,589
     Work-in-process                      1,430,182            1,231,335
                                        -----------          -----------
      Total inventory                   $ 3,062,847          $ 2,605,924
                                        ===========          ===========

                               OWOSSO CORPORATION

                 INTRODUCTION TO PRO FORMA FINANCIAL INFORMATION


The following unaudited pro forma balance sheet data gives effect to the acquisition of Great Bend, and Stature Electric as though the acquisitions had been as of July 30, 1995. Historical Consolidated data represents the actual numbers as included in the Quarterly Report on Form 10-Q for the period ended July 30, 1995. Great Bend data is included within the Historical Consolidated data. Historical Stature Electric data represents actual numbers as of July 30, 1995. The unaudited pro forma statement of earnings data for the year ended October 30, 1994 gives effect to the acquisitions of Great Bend and Stature Electric as though the acquisitions had been made at the beginning of the period. Historical Consolidated data reflects the results of operations as included in the Annual Report on Form 10-K for the year ended October 30, 1994. Historical as Adjusted data represents the effect of the Reorganization, the Sooner Acquisition, the sale by the Company of 1,865,000 Common Shares and the application of the estimated net proceeds therefrom, together with amounts borrowed by the Company under the bank revolving line of credit as if the transactions had occurred at the beginning of the period. Historical Great Bend and Stature Electric data reflect the results of operations as if the company's had been acquired at the beginning of the period. The unaudited pro forma statement of earnings data for the nine months ended July 30, 1995 gives effect to the acquisitions of Great Bend and Stature Electric as though the acquisitions had been made at the beginning of the period. Historical Consolidated data reflect the results of operations as included in the Quarterly Report on Form 10-Q for the period ended July 30, 1995 less the results of operations of Great Bend from the date of its acquisition. Historical Great Bend and Stature Electric data reflect the results of operations as if the company's had been acquired at the beginning of the period.

The unaudited pro forma financial information should be read in conjunction with the notes included herewith, the financial statements of Stature Electric included herewith and the Company's Annual Report on Form 10-K for the year ended October 30, 1994 and the Company's Quarterly Report on Form 10-Q for the nine months ended July 30, 1995.

The unaudited pro forma financial information does not purport to represent what the Company's results or financial position actually would have been had such acquisitions occurred on the dates specified, or to project the Company's results of operations or financial position for any future period or date. The pro forma adjustments are based upon available information and certain adjustments that management believes are reasonable. In the opinion of management, all adjustments have been made that are reasonable. In the opinion of management, all adjustments that have been made are necessary to present fairly the pro forma financial information.

                          PRO FORMA BALANCE SHEET DATA

                                  JULY 30, 1995

                                                                                      Historical
                                                                     Historical        Stature           Stature         Pro
                                                                    Consolidated       Electric        Adjustments      Forma

                                                                                             (In thousands)

                                      ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                               $525          $1,176           ($500)(e)       $1,201
  Receivables, net                                                      16,298           1,947                           18,245
  Inventories, net                                                      19,269           3,010                           22,279
  Prepaid expenses and other                                               855             782            (452)(c)        1,185
  Advances and interest receivable
    from affiliate                                                          25                                               25
  Deferred Taxes                                                           881              21                              902
  Restricted cash                                                          670                                              670

     Total current assets                                               38,523           6,936            (952)          44,507

OTHER ASSETS
  Goodwill                                                              17,628                          17,754 (a)       35,382
  Other                                                                  3,214                                            3,214

     Total other assets                                                 20,842                          17,754           38,596

PROPERTY, PLANT & EQUIPMENT                                             18,121           4,170           2,338 (f)       24,629

TOTAL ASSETS                                                           $77,486         $11,106         $19,140         $107,732


LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Trade Payables                                                       $5,875            $875                           $6,750
  Other accrued liabilities                                              3,674             471             200 (c)        4,345
  Deferred Taxes                                                                           409             386 (p)          795
  Current portion of long term
    debt                                                                 2,381              45                            2,426

    Total current liabilities                                           11,930           1,800             586           14,316

LONG TERM DEBT, LESS
  CURRENT PORTION                                                       38,807           1,809          12,500 (b)       53,116


OTHER LONG TERM LIABILITIES                                              1,393             158                            1,551

STOCKHOLDERS EQUITY:
  Common stock, $.01 par value; 15,000,000
  shares authorized; 5,865,000 shares issued
  and outstanding                                                           59                                               59
  Common stock, $100 par value; 12,000
  shares authorized; 770 shares issued
  and 620 shares outstanding                                                                78             (78)(d)
  Convertible preferred stock class A, 5-10% cumulative, $.01 par value; 10,000,000 shares authorized; 1,071,428 shares issued
  and outstanding                                                                                       13,393 (d)       13,393
  Additional paid-in-capital                                            21,612                                           21,612
  Retained earnings                                                      3,685           7,277          (7,277)(d)        3,685
    Total                                                               25,356           7,355           6,038           38,749
  Less treasury stock, at cost                                                              16             (16)(d)            0
    Total stockholders' equity                                          25,356           7,339           6,054           38,749

TOTAL LIABILITIES AND
   STOCKHOLDERS' EQUITY                                                $77,486         $11,106         $19,140         $107,732

                      PRO FORMA STATEMENT OF EARNINGS DATA

                           YEAR ENDED OCTOBER 30, 1994


                                                                                    Historical
                                             Historical   Historical    Historical   Stature   Great Bend    Stature        Pro
                                            Consolidated as Adjusted(m) Great Bend   Electric  Adjustments Adjustments     Forma

                                                                               (In thousands)
NET SALES                                     $73,799      $94,993       $13,198      15,386                              $123,577
COST OF PRODUCTS SOLD                          52,750       66,805        10,050      11,231                   200 (o)     $88,286

   GROSS PROFIT                                21,049       28,188         3,148       4,155                  (200)         35,291

SELLING, GENERAL, AND ADMINISTRATIVE
   EXPENSES                                     9,487       13,117         2,026       2,018                   888 (i)     $17,306
                                                                                                 111 (j)
                                                                                                (128)(k)      (826)(k)
                                                                                                 100 (l)
CORPORATE EXPENSES                              2,417        2,408                                                          $2,408

INCOME FROM OPERATIONS                          9,145       12,663         1,122       2,137     (83)         (262)        $15,577
INTEREST EXPENSE                                1,855        2,453           206         171     370 (h)     1,000 (h)      $4,200
OTHER INCOME                                      698           83            57          (7)                                 $133

INCOME BEFORE INCOME TAXES                      7,988       10,293           973       1,959    (453)       (1,262)        $11,510
INCOME TAX PROVISION (BENEFIT)                   (801)       3,654           388         961    (188)(g)       (39)(g)      $4,776

NET INCOME                                      8,789        6,639           585         998    (265)       (1,223)          6,734

DIVIDENDS AND ACCRETION ON PREFERRED STOCK     (1,025)      (1,025)                                                         (1,025)

NET INCOME AVAILABLE FOR COMMON STOCKHOLDERS   $7,764       $5,614                                                          $5,709

NET INCOME PER SHARE                            $1.32        $0.96                                                          $0.97

WEIGHTED AVERAGE SHARES OUTSTANDING             5,865        5,865                                                          5,865

                      PRO FORMA STATEMENT OF EARNINGS DATA

                         NINE MONTHS ENDED JULY 30, 1995

                                                                              Historical
                                               Historical     Historical       Stature      Great Bend       Stature         Pro
                                             Consolidated(n)  Great Bend       Electric     Adjustments    Adjustments      Forma
                                                                                (In thousands)

NET SALES                                       $75,071         $9,816          13,584                                      98,471
COST OF PRODUCTS SOLD                            53,510          7,418           9,816                        150 (o)       70,894

   GROSS PROFIT                                  21,561          2,398           3,768           0           (150)          27,577

SELLING, GENERAL, AND ADMINISTRATIVE
   EXPENSES                                       9,457          1,659           1,619                        666 (i)       12,863
                                                                                                55 (j)
                                                                                               (64)(k)       (579)(k)
                                                                                                50 (l)
CORPORATE EXPENSES                                2,171                            101                                       2,272

INCOME FROM OPERATIONS                            9,933            739           2,048         (41)          (237)          12,442
INTEREST EXPENSE                                  2,095            102                         185 (h)        750 (h)        3,132
OTHER INCOME                                        363             54              23                                         440

INCOME BEFORE INCOME TAXES                        8,201            691           2,071        (226)          (987)           9,750
INCOME TAX PROVISION (BENEFIT)                    3,109            211             891         (94)(g)        (70)(g)        4,047

NET INCOME                                       $5,092           $480          $1,180       ($132)         ($917)          $5,703

DIVIDENDS AND ACCRETION ON PREFERRED STOCK         (767)                                                                      (767)
NET INCOME AVAILABLE FOR COMMON STOCKHOLDERS     $4,325                                                                     $4,936

NET INCOME PER SHARE                              $0.74                                                                      $0.84

WEIGHTED AVERAGE SHARES OUTSTANDING               5,865                                                                      5,865

(a) Represents the excess of the purchase price to be paid for Stature Electric over the fair value of its net assets.

(b) Represents subordinated notes issued to the shareholders of Stature Electric in connection with the acquisition.

(c) Reflects an adjustment to the prepaid pension asset and the pension liability.

(d) Elimination of historical shareholders equity of Stature Electric and the the issuance of preferred stock, at its fair value, issued to shareholders of Stature Electric in connection with the acquisition.

(e)      Represents acquisition expenses to be paid by the Company.

(f) Represents adjustment from historical value to fair value for property, plant and equipment.

(g) Represents the adjustment in income tax expense to reflect the adjustments above using the effective rate for the respective period.

(h) Represents the increase in interest expense as a result of new borrowings under the existing line of credit and subordinated note agreements to former shareholders of Great Bend and Stature Electric.

(i) Represents the amortization of goodwill over 20 years resulting from the excess of the purchase price to be paid for Stature Electric over the fair value of its net assets.

(j) Represents the amortization of goodwill over 20 years resulting from the excess of the purchase price to be paid for Great Bend over the fair value of its net assets.

(k) Represents a reduction in bonus and salary expense paid to President of Great Bend, and former shareholders of Stature Electric, pursuant to agreements.

(l)      Represents the amortization of non-competition agreement for Great
         Bend.

(m) Represents the effect of the Reorganization, the Sooner Acquisition, the sale by the Company of 1,865,000 Common Shares and the application of the estimated net proceeds therefrom, together with amounts borrowed by the Company under the bank revolving line of credit as if the transactions had occurred at the beginning of the period.

(n)      Excludes Great Bend since the date of its acquisition.

(o) Represents increase in depreciation expense as a result of the increase in fair value of property, plant and equipment.

(p) Represents adjustment in deferred tax liability as a result of adjustments from historical value to fair value for certain items.